UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Presidio Property Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                April 2, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (“Company”), to be held at 8:30 A.M., Pacific Time, on Thursday, May 27, 2021. As a result of the public health impact of the coronavirus outbreak or COVID-19, and to promote the safety, health and well-being of our stockholders, we will host a virtual Annual Meeting, conducted via a live audio-only webcast. Please visit www.proxydocs.com/SQFT to register to attend and vote at the meeting, and for more details.

The Notice Regarding the Availability of Proxy Materials describes the business we will conduct at the Annual Meeting and provides information about how to access the proxy materials that you should consider when you vote your shares. Whether you own a few or many shares and whether or not you plan to participate in our virtual Annual Meeting, please cast your vote by submitting an electronic ballot or by proxy. None of our stockholders owns more than 10% of our outstanding shares, so every vote is important to us. We urge you to read the Proxy Statement and vote in accordance with the Board of Directors’ recommendations.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

Sincerely,

President and Chief Executive Officer
Chairman of the Board

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (“Company”), will be held as follows:

TIME:	8:30 A.M., Pacific Time

DATE:	May 27, 2021

PLACE:	Annual Meeting to be held live, audio-only, via the Internet. Please visit www.proxydocs.com/SQFT for registration and more details.

ITEMS OF BUSINESS:

1.	To elect six (6) members to serve on our Board of Directors until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify;

2.

To consider and vote upon the ratification of the appointment of Baker Tilly US, LLP (successor to Squar Milner LLP following their combination) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To consider and vote upon an amendment to the Company’s charter to provide for “blank check” common stock; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

WHO MAY VOTE:

Our Board of Directors has fixed the close of business on April 1, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to furnish proxy materials to our stockholders over the Internet. In addition, we will send a full set of proxy materials to any stockholder who makes a timely request for such materials by mail. We will send a Notice Regarding the Availability of Proxy Materials and provide access to our proxy materials over the Internet, beginning on or about April 15, 2021, for the record and beneficial owners of our common stock as of the close of business on the record date. The Notice Regarding the Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, how to authorize your proxy on-line via the Internet or by telephone, and how to receive a printed copy of our proxy materials.

Proxy Voting: Your vote is important. All stockholders are cordially invited to register and attend our virtual Annual Meeting. Whether or not you plan to participate in our Annual Meeting via the live, audio-only webcast, please authorize your proxy as soon as possible on-line or by telephone, or, if you receive a paper copy of the proxy materials by mail, please mark, sign, date, and return your proxy card, in order for your shares to be represented at the Annual Meeting. If you plan to attend the virtual Annual Meeting and wish to vote your shares by submitting an electronic ballot at such time, you must register to attend the meeting so you may do so at any time before the polls are closed.

You may attend the Annual Meeting via the live, audio-only webcast to vote on the proposals described in the Proxy Statement if you register to attend at www.proxydocs.com/SQFT. You will be asked to provide the Control Number located inside the shaded gray box and marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card. If you register to attend, further instructions, including a unique link to access the Annual Meeting, will be e-mailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

You are encouraged to read the Proxy Statement before voting or authorizing a proxy to vote on your behalf.

BY ORDER OF THE
BOARD OF DIRECTORS,

Ann T. Nguyen
General Counsel and Secretary

San Diego, California
April 2, 2021

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting to be held on May 27, 2021:

This Notice, Proxy Statement and 2020 Annual Report to Stockholders are available at www.proxydocs.com/SQFT.

4995 Murphy Canyon Road, Suite 300 San Diego, California 92123

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held on May 27, 2021 at 8:30 A.M., Pacific Time

This Proxy Statement is furnished to the stockholders of Presidio Property Trust, Inc., a Maryland corporation (“Company,” “we,” “us,” or “our”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of your proxy to be voted at the 2021 Annual Meeting of Stockholders of the Company (“Annual Meeting”) and at any postponements or adjournments thereof. The Annual Meeting is to be held live via the Internet on Thursday, May 27, 2021 at 8:30 A.M., Pacific Time. Please visit www.proxydocs.com/SQFT for more details. The mailing address of our principal executive office is 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. As described in detail in this Proxy Statement, we have chosen to deliver electronically this Proxy Statement, accompanying proxy materials, and our Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) by posting them on our website, www.PresidioPT.com, and mailing the Notice Regarding the Availability of Proxy Materials to stockholders on or about April 15, 2021.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

“Notice and access” generally refers to rules governing how companies must provide proxy materials. Under the notice and access model, a company may select one of the following two options for making proxy materials available to stockholders:

◾	the full set delivery option; or
◾	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the “Full Set Delivery” option, a company delivers all proxy materials to its stockholders. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the “Notice Only” option, a company must post all its proxy materials on a publicly accessible website and deliver a Notice Regarding the Availability of Proxy Materials. The notice includes, among other matters:

◾	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

◾	information regarding the website where the proxy materials are posted; and

◾	the means by which a stockholder can request paper or electronic copies of the proxy materials.

In connection with the Annual Meeting, the Company has elected to use the Notice Only option. Accordingly, you should have received a Notice Regarding the Availability of Proxy Materials by mail, which included instructions on how to access and view the proxy materials and vote online or by telephone, or, if you have previously elected to receive proxy materials by mail, you should have received a full set paper copy of the Proxy Statement, accompanying proxy materials, and our Annual Report.

You may view your proxy materials, including our Annual Report and proxy card online, by going to www.proxydocs.com/SQFT. If you received the Notice Only and would like one or more paper copies of the Proxy Statement, Annual Report or accompanying proxy materials, you may request such copies by calling 1-866-648-8133. You will also have the opportunity to make a request to receive paper copies for all future meetings or only for the 2021 Annual Meeting. Paper copies will be sent within three business days via first class U.S. mail.

PURPOSE OF THE MEETING

At the Annual Meeting, the stockholders of the Company will be asked:

Proposal 1:	To elect six (6) members to serve on our Board of Directors until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

Proposal 3:	To consider and vote upon an amendment to the Company’s charter to provide for “blank check” common stock; and

Proposal 4:	To transact of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

ATTENDANCE

You may attend the Annual Meeting via a live, audio-only webcast to vote on the proposals described in this Proxy Statement if you register to attend at www.proxydocs.com/SQFT by 2:00 P.M., Pacific Time on May 25, 2021 (“Registration Deadline”). You will be asked to provide the Control Number located inside the shaded gray box and marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card. If you register by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

QUORUM

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on a matter will constitute a quorum at the Annual Meeting. Votes “for” and “against,” “abstentions,” and “broker non-votes” will be counted as present to determine whether a quorum has been established. If a quorum is not present, the chairman of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting or adjourn the Annual Meeting to a date not more than 120 days after the original record date, without notice other than announcement at the meeting. The persons named as proxies will vote in favor of any such adjournment.

VOTING RIGHTS

Only holders of record of outstanding shares of our common stock at the close of business on April 1, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting. As of the record date, there were issued and outstanding 9,895,051 shares of the Company’s common stock. Each share of common stock entitles the holder thereof to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each other matter properly brought before the Annual Meeting.

VOTING PROCEDURES

An abstention from voting on any proposal and broker non-votes are considered present for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote because that holder does not have discretionary voting power and has not received voting instructions from the beneficial owner. Brokers no longer have the discretion to vote your shares without receiving voting instructions from you in an uncontested election of directors. This is a very important change to the process that many investors may have relied on when considering whether to return voting instructions. As a result, if you do not complete the voting instructions, your votes will not be cast for the election of directors.

Telephone and Internet voting for all stockholders of record will be available 24-hours a day at www.proxydocs.com/SQFT, up until the time that the polls close during the Annual Meeting, which commences at 8:30 A.M., Pacific Time, on Thursday, May 27, 2021. You may also vote your shares on the day of and during the virtual Annual Meeting at www.proxypush.com/SQFT. Attendance at the virtual Annual Meeting will not revoke a previously submitted proxy unless you actually vote by submitting an electronic ballot at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting by submitting an electronic ballot.

VOTE REQUIRED

Voting for the election of directors in Proposal 1 will be cumulative if, prior to commencement of the voting, a stockholder gives us notice of his or her intention to cumulate votes. If any stockholder gives such a notice, then every stockholder will be entitled to such rights, in which case, you may cumulate your total votes and cast all of your votes for any one or a combination of director nominees. In cumulative voting, your total votes equal the number of director nominees multiplied by the number of shares of common stock that you are entitled to vote. In the event that a quorum is not present and the meeting is not convened, each of the Company’s current directors will remain in office and continue to serve until their successors are duly elected and qualify. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an “X” in the box marked “FOR ALL EXCEPT,” and by writing the name(s) of such nominee or nominees on the applicable proxy card. In the event of cumulative voting, the six nominees for the Board who receive the most votes will be elected. If no stockholder provides notice of an intention to cumulate votes in the election of directors, directors will be elected by a plurality of all the votes cast at a meeting in which directors are being elected. In the event of cumulative voting, abstentions and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that votes are not cumulated in the election of directors, abstentions and broker non-votes, if any, will have no effect on the result of the vote.

Approval of Proposal 2 requires a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the result of the vote on Proposal 2, although they will be considered present for the purpose of determining the presence of a quorum.

Approval of Proposal 3 requires the affirmative vote of a majority of all the votes entitled to be cast on the matter. Abstentions and broker non-votes, if any, will have the same effect as votes against Proposal 3, although they will be considered present for the purpose of determining the presence of a quorum.

SOLICITATION OF PROXIES

If you cannot attend the Annual Meeting, the accompanying proxy card should be used to instruct the persons named as proxies to vote your shares in accordance with your directions. The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained therein. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of the six individuals designated hereinafter as nominees for the Board, FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, and FOR the approval of the amendment to the Company’s charter to provide for “blank check” common stock. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, proxies received by the Board of Directors will be voted in the discretion of the named proxy holders.

Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote by submitting an electronic ballot at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting by submitting an electronic ballot.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by:

(a)	delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123; or

(b)	attending the virtual Annual Meeting and voting by submitting an electronic ballot; or

(c)	authorizing a proxy to vote via the Internet or by telephone with new voting instructions.

The expense of soliciting proxies, including the cost of preparing and mailing the Notice of Availability of Proxy Materials for the Annual Meeting, the Annual Report, and the cost of Internet and telephone, posting, and voting will be paid by the Company. In addition to solicitation by mail, our directors, officers and employees, and representatives from Donnelley Financial Solutions, P.O. Box 932721, Cleveland, OH 44193 and Mediant Communications, 3 Columbus Circle, Suite 2110, New York, NY 10019, may solicit proxies by telephone, Internet or otherwise. Our directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for their out-of-pocket expenses. The Company will pay Donnelley Financial Solutions (“Donnelley”) and Mediant Communications (“Mediant”) a fee to maintain the Internet and telephone voting services. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such materials.

CONFIDENTIALITY

The Company will keep all the proxies, ballots and voting tabulations private, except as necessary to meet applicable legal requirements. We will permit the Inspector of Elections and our legal counsel to examine these documents. The Company will, however, disclose the total votes received for and against each proposal in a Form 8-K filing following the Annual Meeting as required by law.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Company stockholders will be able to view the Proxy Statement, accompanying proxy material, and Annual Report over the Internet in addition to receiving paper copies by mail upon request. Please follow the instructions provided in your proxy materials, including on your proxy card, or the instructions provided when you authorize your vote over the Internet by going to the website www.proxypush.com/SQFT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD LIVE VIA THE INTERNET ON MAY 27, 2021. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2020 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/SQFT.

ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

The annual report of the Company, containing audited financial statements for the fiscal year ended December 31, 2020, is included with this Proxy Statement and is available at www.proxydocs.com/SQFT.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE BY SUBMITTING AN ELECTRONIC BALLOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA THE INTERNET AT WWW.PROXYPUSH.COM/SQFT OR VIA TELEPHONE AT 1-866-249-5360.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws and as fixed by our Board of Directors, the number of members of the Board is currently set at nine directors.

At the meeting, you will be asked to elect six directors to the Board. The following current directors have been nominated for re-election at the Annual Meeting: Jennifer A. Barnes, David T. Bruen, Larry G. Dubose, James R. Durfey, Jack K. Heilbron, and Sumner J. Rollings. The Board will continue to evaluate the appropriate size of the Board and whether to fill one or more of the current three vacancies or reduce the size of the Board.

For your review and consideration, a biography of each nominee for director is contained in this Proxy Statement under the section titled Director Biographies. The term of office of each individual elected to be a director of the Company will be until the next annual meeting of stockholders or until such individual’s successor is duly elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the proxies be voted for a greater number of individuals than the current size of the Board.

DIRECTOR NOMINEES

Set forth below are the names of the individuals nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years.

The table below provides the skills and qualifications of each director. The director qualifications currently focus on what the Nominating and Corporate Governance Committee believes to be essential competencies to effectively serve on the Board in conjunction with the director qualification standards and selection criteria outlined by the Corporate Governance Guidelines. In reviewing and considering potential nominees for the Board, the Nominating and Corporate Governance Committee reviewed the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience as a board member of a publicly held company, the candidate’s professional and academic experience relevant to the Company’s industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, as well as the candidate’s geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and the Board have concluded that each of the nominees for election to the Board should serve as a member of the Board at the time of filing the Proxy.

	Jack K. Heilbron	Larry G. Dubose	Jennifer A. Barnes	David T. Bruen	James R. Durfey	Sumner J. Rollings
Financial and Accounting expertise	X	X	X	X		X

Multi-industry/Corporate Management experience	X	X	X	X	X

Real Estate experience	X	X		X	X	X

Human Resources and Compensation Practices experience	X	X	X		X	X

Director, officer or former officer of public company	X				X

Officer or former officer of emerging company	X	X	X			X

Community Involvement	X	X	X	X	X	X

Personal and Professional Integrity, Ethics and Values	X	X	X	X	X	X

DIRECTOR BIOGRAPHIES

Name (Age)

Jennifer A. Barnes (41)

Ms. Barnes has served as a director and as a member of the Audit Committee since February 2020. Effective December 31, 2020, Ms. Barnes joined the Nominating and Corporate Governance Committee as a member. Ms. Barnes currently serves as CEO of Optima Office, Inc., an accounting and HR services company that she founded in October 2018. From September 2012 to September 2018, she served as CEO of Pro Back Office, LLC, a company that she co-founded. Ms. Barnes has also held a number of controller and director of accounting positions at privately held for-profit and non-profit companies. She currently serves on the boards of the Better Business Bureau of the Pacific Southwest and the San Diego chapter of Junior Achievement. Ms. Barnes received a Bachelor of Science in Finance and Marketing from University of Arizona and an Executive M.B.A. from San Diego State University. Based on her extensive experience in accounting and personnel matters, the Nominating and Corporate Governance Committee determined that Ms. Barnes is qualified to serve on the Board of Directors.

David T. Bruen (76)

Mr. Bruen has served as our Lead Independent Director since May 2020 and Chair of our Audit Committee since February 2020. Mr. Bruen joined our Board of Directors in 2008 and has served as a member of the Audit Committee since 2010 until his appointment as Chair in 2020. Mr. Bruen retired in 2008 from San Diego National Bank after six years as a senior commercial lending officer. During the previous 17 years, Mr. Bruen was in commercial lending for mid-size businesses in San Diego County for First Interstate Bank, Wells Fargo Bank, Mellon 1st Business Bank, and San Diego National Bank. He is a Life Member of the Holiday Bowl Committee and has been a member of the Presidents Association for Palomar College, Financial Executives International, the San Diego MIT Enterprise Forum, and the Association for Corporate Growth. Mr. Bruen is a graduate of San Diego State University and has an M.B.A. from the University of Southern California. Based on his experience with banks, educational background, and his achievements in the community, the Nominating and Corporate Governance Committee determined that Mr. Bruen is qualified to serve on the Board of Directors.

Larry G. Dubose (71)

Mr. Dubose has served as a director since 2005 and was our Chair of the Audit Committee until 2010. In connection with our entering into a management agreement with Dubose Model Homes, USA, Mr. Dubose became an employee of our Company in 2010 and has served as Chief Financial Officer, Treasurer, and a director of NetREIT Dubose since its inception. He has also served as Chief Executive Officer and/or President of NetREIT Advisors, LLC, one of our wholly-owned subsidiaries, since its inception. From 2008 to 2010, Mr. Dubose was President of Dubose Model Homes, USA, a residential real estate investment company headquartered in Houston, Texas that he founded in 1985, a position he also held until 2004. Prior to forming that company, Mr. Dubose served as Vice President and CFO of a full service real estate brokerage company in Houston for six years. From 1973 to 1976, he served as a staff accountant with PricewaterhouseCoopers f/k/a Price Waterhouse. Mr. Dubose graduated with a B.A. degree in Accounting from Lamar University in 1973. Although not active at present, Mr. Dubose is a Certified Public Accountant in the State of Texas. He also holds a real estate brokerage license. Based on his experience in real estate and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Dubose is qualified to serve on the Board of Directors.

James R. Durfey (70)

Mr. Durfey has served as a director, as a member of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee since December 2019. Effective December 31, 2020, Mr. Durfey was appointed to serve as Chair of the Nominating and Corporate Governance Committee. Mr. Durfey retired in 2017 from American Assets Trust, Inc. (NYSE: AAT), a publicly traded REIT, where he served as Vice President, Office Properties, since 2004. During his tenure at AAT, Mr. Durfey supervised property management and leasing of Class A office buildings, assisted in the acquisition and/or development of office buildings, and worked with AAT’s board in developing corporate investment strategies. From 1996 to 2004, Mr. Durfey was Vice President of Trammell Crow Company and General Manager of the Century Plaza Towers and the ABC Entertainment Center. From 1980 to 1996, Mr. Durfey held various senior roles at Homart Development Company, which was the commercial real estate subsidiary of Sears, Roebuck and Company. Mr. Durfey received his Bachelor of Science degree in Business Management from Indiana University and is a licensed real estate broker in California. Based on his extensive experience in various facets of commercial real estate and with a publicly traded REIT, the Nominating and Corporate Governance Committee determined that Mr. Durfey is qualified to serve on the Board of Directors.

Jack K. Heilbron (70)

Mr. Heilbron has served as a director and our Chief Executive Officer and President since our inception. Mr. Heilbron also has served as Chairman, CEO and President of NetREIT Dubose Model Home REIT, Inc. (“NetREIT Dubose”) since its inception, and has served as CEO and/or President of NetREIT Advisors, LLC, Dubose Advisors, LLC, and NTR Property Management, Inc. since their inceptions, all of which are Company affiliated entities. Mr. Heilbron was a founding officer, director, and stockholder of the former CI Holding Group, Inc. and of its subsidiary corporations (Centurion Counsel, Inc., Bishop Crown Investment Research Inc., PIM Financial Securities Inc., Centurion Institutional Services Inc. and CHG Properties, Inc.) and currently serves as Chairman and CEO of Centurion Counsel, Inc., a licensed investment advisor. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from 2001 until 2005. From 1994 until its dissolution in 1999, Mr. Heilbron served as the Chairman and/or director of Clover Income and Growth REIT. Mr. Heilbron graduated with a B.S. degree in Business Administration from California Polytechnic College, San Luis Obispo, California. Based on his experience as a director and his experience with other REITs, the Nominating and Corporate Governance Committee determined that Mr. Heilbron is qualified to serve on the Board of Directors.

Sumner J. Rollings (72)

Mr. Rollings has served as a director since 2001, is a member of the Audit Committee, and in December 2020 was appointed Chair of the Compensation Committee. He also previously served as Chair of the Nominating and Corporate Governance Committee. From 2001 to 2014, Mr. Rollings owned and operated the Wagon Wheel Restaurant as the Chief Executive Officer of Rolling Wheel Restaurant, Inc., in Escondido, California. From 1999 to 2001, Mr. Rollings served as sales executive for Joseph Webb Foods of Vista, California and from 1985 to 1999, as sales executive for Alliant Food Service Sales. Mr. Rollings also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from March 2001 until 2005. Based on his experience owning and operating a business and having served as a director on another board, the Nominating and Corporate Governance Committee determined that Mr. Rollings is qualified to serve on the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that stockholders vote FOR each of the nominees set forth above.

CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Policy Governing Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board or one or more members of the Board, including our Lead Independent Director, or the non-management directors as a group, by sending an email to our General Counsel and Secretary, Ann T. Nguyen, at anguyen@PresidioPT.com or in writing in care of the Secretary of Presidio Property Trust, Inc., at our principal executive office, 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. All appropriate correspondence will be promptly forwarded by the Secretary, to the director or directors for whom it is intended.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas, including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director compensation, director orientation and continuing education and management succession planning. Our Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines from time to time as it deems appropriate and, if necessary, recommends changes thereto to our Board of Directors.

Board Committees

The Board has adopted a charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company. The committee charters and the Corporate Governance Guidelines are posted on the Company’s website at www.PresidioPT.com and will be provided without charge upon request to the Secretary, Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. The information contained on the Company’s website is not incorporated by reference into and does not form a part of this Proxy Statement. The table below indicates the members and chair of each Board committee as of December 31, 2020.

Director	Audit	Compensation	Nominating and Corporate Governance

Jennifer A. Barnes	X ^		X
David T. Bruen	Chair ^
James R. Durfey		X	Chair
Sumner J. Rollings	X	Chair

^ Financial expert

Board Independence

Our Board of Directors has determined that each of our current directors and nominees, except for Messrs. Heilbron and Dubose, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of the listing standards of Nasdaq (“Nasdaq Rules”) and our director independence standards. Messrs. Heilbron and Dubose are named executive officers of the Company. The Board of Directors established and employed the following categorical standards (which are at least as restrictive as “independent” standards of the Nasdaq Rules) in determining whether a relationship is material and thus would disqualify such director from being independent:

◾	The director is, or has been within the last three years, our employee or an employee of any of our subsidiaries;

◾	An immediate family member of the director is, or has been within the last three years, our executive officer or an executive officer of any of our subsidiaries;

◾

The director (or an immediate family member of the director) received during any 12-month period within the last three years, more than $120,000 in direct compensation from us and/or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

◾

The director was affiliated with or employed within the last three years by our present or former external auditor or an immediate family member of the director was affiliated with or employed in a professional capacity by our present or former external auditor and worked on our audit within the last three years;

◾

The director (or an immediate family member of the director) is, or has been within the last three years, employed as an executive officer of another company where any of our executives serve or served on that company’s compensation committee;

◾

The director, or an immediate family member of the director, is currently a controlling stockholder, partner or executive officer of another company that made payments to, or received payments from us or any of our subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues; or

◾

The director (or an immediate family member of the director) was, within the last three years, an officer, director or trustee of a charitable organization where our (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization exceeded the greater of $200,000 or 5% of that organization’s consolidated gross revenues.

An “affiliate” includes any person beneficially owning in excess of 10% of the voting power of, or a general partner or managing member of, a company.

Meetings and Attendance

The Board met four times during 2020 and the various committees of the Board met a total of 13 times. For the 2020 fiscal year, all directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which the director served during the year. Although the Company has no policy with regard to Board members’ attendance at the Company’s Annual Meeting, the Company expects all Board members to attend any meeting of stockholders at which stockholders are anticipated by the Company to be present. Since very few stockholders attend annual meetings, no director attended the 2020 Annual Meeting. To ensure free and open discussion among the Independent Directors of the Board, if necessary, the Independent Directors may meet prior to or after Board meetings, but in no event fewer than two times per year.

Diversity

Our Nominating and Corporate Governance Committee recognizes the benefits associated with, and strives to create, diversity on the Board of Directors as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity and will consider the candidate’s geographic background, gender, age and ethnicity. These and the additional factors such as a candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience as a board member of a publicly held company, the candidate’s professional and academic experience relevant to the Company’s industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation and attendance at Board of Directors meetings and committee meetings, and others are considered useful by our Nominating and Corporate Governance Committee and are reviewed in terms of assessing the needs of our Board of Directors at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board of Directors which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. Typically, on an annual basis, as part of our Board of Directors’ self-evaluation, each director assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure and Role in Risk Oversight

The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director, is in the best interests of the Company because it provides the appropriate balance between strategic development and independent oversight of management.

The Company believes the chosen leadership structure is the most appropriate for its size and business. Since our inception, Jack K. Heilbron has served as both Chairman of the Board and Chief Executive Officer. The Company has a Lead Independent Director, David T. Bruen, who also serves as Chair of the Audit Committee. As Lead Independent Director, Mr. Bruen is able to monitor and address any compliance issues, improprieties, or ethical considerations, including anonymous submissions by Company employees.

Code of Ethics and Conduct

The Board of Directors has adopted a Code of Ethics and Conduct (“Ethics Code”) that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. The Ethics Code, which was last revised on December 6, 2019, is posted under the Investor / Corporate Governance section of our website at www.PresidioPT.com. To the extent required by applicable Securities and Exchange Commission (“SEC”) rules, we intend to post any future amendments to or waivers from the Ethics Code promptly following the date of such amendment or waiver on our website at www.PresidioPT.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Through the beginning of December 2020, the Nominating and Corporate Governance Committee was comprised of Ms. Ong (Chair), Ms. Bullard, and Mr. Durfey, each of whom was or is “independent” within the meaning of the Nasdaq Rules and our director independence standards. Effective December 31, 2020, Mr. Durfey assumed the position of Chair, Ms. Barnes was appointed to serve, and Ms. Ong and Ms. Bullard stepped down from their roles on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met three times during 2020. The Nominating and Corporate Governance Committee’s principal responsibilities include:

◾	Reviewing the purpose, structure and membership of the committees of the Board of Directors;

◾	Reviewing the succession planning for our executive management;

◾	Assisting the Board in developing and implementing our Corporate Governance Guidelines;

◾	Considering questions of possible conflicts of interest of the Board, as such questions arise;

◾	Determining the size, needs and composition of the Board and its committees;

◾	Monitoring a process to evaluate and assess the effectiveness of the Board; and

◾	Recommending nominees to the full Board.

Stockholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee’s policy is to consider candidates recommended by stockholders. The stockholder must submit a resume of the candidate and an explanation of the reasons why such stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the Board criteria noted above. The stockholder must also provide such other information about the candidate as would be required by the rules of the SEC to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate to serve as a director if elected and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the Company’s shares of stock. See “Stockholder Proposals for 2021 Annual Meeting” in this Proxy Statement. All communications are to be directed to the Chair of the Nominating and Corporate Governance Committee, c/o Secretary, Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. Properly submitted stockholder recommendations will be evaluated by the Nominating and Corporate Governance Committee using the same criteria used to evaluate other director candidates.

COMPENSATION COMMITTEE

Through the beginning of December 2020, the Compensation Committee was comprised of Ms. Bullard (Chair), Mr. Durfey, Ms. Ong, and Mr. Rollings, each whom was or is “independent” within the meaning of the Nasdaq Rules and our director independence standards. As of December 9, 2020, Mr. Rollings assumed the position of Chair and Ms. Bullard and Ms. Ong stepped down from their roles on the Compensation Committee. The Compensation Committee met five times during 2020. The Compensation Committee’s principal responsibilities include:

◾

reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer (“CEO”) and evaluating our CEO’s performance in light of these goals and objectives and, based upon this evaluation (either alone or, if directed by the Board of Directors, in conjunction with a majority of the independent directors on the Board), setting our CEO’s compensation (our CEO may not be present during voting deliberations on his compensation);

◾	reviewing and setting or recommending to the Board the compensation of our named executive officers other than the CEO;

◾	reviewing and providing oversight of our compensation philosophy and composition of our peer company community used for market comparisons;

◾	reviewing and approving or recommending to the Board our incentive compensation and equity-based plans and arrangements;

◾	performing a periodic evaluation of the Compensation Committee’s performance in fulfilling its duties and responsibilities under the Compensation Committee charter;

◾	reviewing and recommending to the Board the compensation of our non-employee directors;

◾

to the extent that we are required to include a Compensation Discussion and Analysis (“CD&A”) in our Annual Report on Form 10-K or annual proxy statement, reviewing and discussing with management our CD&A and considering whether to recommend to our Board that our CD&A be included in the appropriate filing;

◾	preparing the annual Compensation Committee Report;

◾	reporting regularly to the Board regarding the activities of the Compensation Committee; and

◾	annually reviewing and reassessing our Compensation Committee charter and submitting any recommended changes to the Board for its approval.

The Compensation Committee may also delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and/or delegate the authority to grant stock or other equity rights to one or more officers of our Company in a manner that is in accordance with applicable law.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid is fair, reasonable, and competitive. The following narrative explains our compensation philosophy, objectives, policies, and practices with respect to our named executive officers, as determined in accordance with applicable SEC rules. The Compensation Committee does not utilize compensation consultants for executive or director compensation.

Compensation Objectives, Philosophy and Risk Assessment

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Together with the Chief Executive Officer, the Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions with superior ability, experience and leadership capability and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided to our employees, including our named executive officers, should include both cash and share-based compensation that rewards performance measured against established goals.

The Compensation Committee believes that measures such as growth in assets and number of properties, rental income, and funds from operations1 (“FFO”) or MFFO play an important part in setting compensation; however, the Compensation Committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets, and other factors, may contribute to less favorable near-term results. The Compensation Committee also strives to assess whether management is making appropriate strategic decisions that will allow us to succeed over the long term and build long-term stockholder value. These may include ensuring that we have the appropriate leasing and acquisition pipelines to ensure a future stream of recurring and increasing revenues, assessing our risks associated with real estate markets and tenant credit, managing our debt maturities, and determining whether our staffing and general and administrative expense is appropriate given our projected operating requirements.

We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. In establishing and reviewing our compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. In addition, the annual bonus program appropriately balances risk and the desire to focus on goals important to our success without putting undue emphasis on any particular performance measure or encouraging unnecessary or excessive risk taking. Furthermore, a significant portion of the compensation provided to our named executive officers may be in the form of equity awards that are important to help further align executives’ interests with those of our stockholders. These awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the value of our stock, and grants are subject to vesting or retention schedules to help ensure that executives have significant value tied to our long-term stock performance.

1 Funds from operations or “FFO” is widely used as a key measure of financial performance by REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. For a reconciliation of FFO to net income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measure: Funds From Operations (“FFO”)” in our Annual Report on Form 10-K for the year ended December 31, 2020.

Say-on-Pay

In reviewing our compensation objectives and practices for 2020, the Compensation Committee and the named executive officers were aware of the results of the 2019 “say-on-pay” vote to approve our executive compensation practices, and the “say-on-pay frequency” vote to review such compensation every three years, which we viewed as generally supportive of our compensation philosophy and practices. We included the “say-on-pay” proposal in the proxy statement for the 2019 annual meeting held on May 23, 2019, which was re-convened on July 24, 2019. The “say-on-pay” proposal was approved at the annual meeting in which approximately 84% of the votes cast on such proposal voted to approve our executive compensation practices. Stockholders also approved the “say-on-pay” frequency proposal in which approximately 61% of the votes cast voted for a three-year frequency. The next “say-on-pay” and “say-on-pay frequency” vote will take place in 2022.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes direct compensation decisions with respect to the compensation of Mr. Heilbron, our Chairman, President and Chief Executive Officer, and establishes the general parameters within which it establishes the compensation for our other named executive officers and senior management team. The Compensation Committee may also review equity awards to other officers and employees. Our Chief Executive Officer is not present for any deliberations or decisions on his own compensation.

The Chief Executive Officer reviews the performance of our other named executive officers and senior management team annually and makes recommendations with respect to salary adjustments, bonuses and equity award amounts for such individuals. The Compensation Committee may choose to exercise its discretion in modifying any recommended adjustment or award.

Total Compensation

Total annual compensation consists of base salary, cash incentives, and long-term equity incentive compensation in the form of stock. In setting the total annual compensation for our named executive officers, information on the performance of each named executive officer for the prior year and market data covering peer group salaries are generally utilized. This evaluation is comprised of both a quantitative assessment as well as a qualitative assessment. The target levels for the total annual compensation of our named executive officers and senior management team are generally less than the average of the peer group used, primarily due to our size and status at the time as a nontraded REIT. We believe that this approach contemplates both the quantitative and qualitative elements of each position and rewards performance. In addition, this approach allows our skilled and talented executives to guide and lead our business and supports a “pay for performance” culture.

Annual Cash Compensation

Base Salary

Each of our named executive officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of our named executive officers, the market levels of similar positions (discounted for size) at the peer group companies, the performance of the named executive officer, the experience of the named executive officer in his position, and the other components of compensation and total compensation are generally considered. The named executive officers are eligible for annual increases in their base salaries.

Annual Non-Equity Compensation

A significant portion of each named executive officer’s compensation is in the form of an annual cash bonus. For 2020 (after the Company’s stock started publicly trading), named executive officers could elect to receive all or a portion of their annual cash bonus in the form of stock that immediately vested equal to approximately two times cash. The annual bonuses are primarily based upon quantifiable company and executive performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. An annual determination is made as to the appropriate weight between company-wide and executive specific goals based upon an assessment of the appropriate balance. Each year, the Compensation Committee sets for the Chief Executive Officer a threshold and target bonus that may be awarded to him if the threshold goals are achieved. No specific target bonus was established for Mr. Dubose for 2020 and his bonus was determined at the discretion of the Chief Executive Officer.

For 2020, the Compensation Committee established the following goals for Mr. Heilbron and set a target cash bonus of 70% of his base salary:

2020 Goals	Percentage of Target Bonus
IPO	50%
Reduce and/or retire Polar Note	30%
Achieve MFFO	15%
Development of strategic goals / targets	5%

100%

The Compensation Committee awarded Mr. Heilbron a $50,000 cash bonus (of which Mr. Heilbron elected to accept $15,000 in cash and the balance in the form of equity, approximately two times $35,000 in stock) for his 2020 performance. In addition, Mr. Heilbron was granted 17,500 shares of stock for 2020.

Long-Term Incentive Compensation

We grant long-term equity incentive awards to our named executive officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted, the following factors are considered: our business performance, using metrics such as MFFO and performance of real estate assets (including, but not limited to, occupancy, same-store property net operating income growth and leasing spreads); the individual responsibilities and performance of each executive, such as how he performed relative to his delineated goals; strategic accomplishment, such as identifying strategic direction for us, and market factors, such as navigating the current economic climate and the strength of the balance sheet and debt maturities.

We compensate our named executive officers through grants of shares. These shares vested equally over a three-year period for more recent grants (and over a ten-year period for certain grants made earlier) for all officers. The aggregate value of the long-term incentive compensation granted is based upon established goals including an assessment of MFFO as compared to budgeted or targeted goals; the identification of strategic initiatives, their execution and the anticipated long-term benefits to stockholders. Distributions are paid on the entire grant, regardless of vesting.

Equity compensation is awarded to our Chief Executive Officer by the Compensation Committee and to other named executive officers based primarily on the strategic initiatives and performance during the applicable fiscal year. The stock awards granted to our named executive officers during 2020 are reflected in the Outstanding Equity Awards at Fiscal Year End table below. On January 4, 2021, Mr. Heilbron was granted 35,000 shares of stock; Mr. Dubose was granted 25,974 shares of stock; Mr. Sragovicz was granted 19,480 shares of stock; and Mr. Katz was granted 19,480 shares of stock. All such stock granted vests in equal installments over three years.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits, including payment of premiums for an additional life insurance policy, and for Mr. Heilbron, an auto allowance and payment of country club dues, that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

We maintain a 401(k) retirement savings plan for all employees on the same basis, which provides matching contributions at the rate of 100% of the employee’s contributions up to 4% of their salary. In 2020, employees could contribute up to $19,500 of their salary and a catch-up contribution of up to $6,500 for employees aged 50 and older, subject to annual limits under the Code. Named executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as other employees.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current named executive officers are as follows:

Name	Age	Position

Jack K. Heilbron	70	Chairman of the Board of Directors, President and Chief Executive Officer
Larry G. Dubose	71	Chief Executive Officer of NetREIT Advisors, LLC and Dubose Advisors, LLC; Chief Financial Officer of Dubose Model Home REIT, Inc.; and Director
Adam Sragovicz	51	Chief Financial Officer
Gary M. Katz	57	Senior Vice President, Asset Management

Each named executive officer of the Company may be removed from office at any time by a majority vote of the Board with or without cause. Removal of Mr. Heilbron is subject to the terms of his employment agreement, which is described in more detail under the section titled “Employment Agreements” below.

The following section sets forth certain background information regarding those persons currently serving as executive officers of the Company, excluding Messrs. Heilbron and Dubose, who are described under the section titled Director Biographies as set forth in “Proposal No. 1 – Election of Directors”:

Adam Sragovicz. Mr. Sragovicz is our Chief Financial Officer, a position he has held since January 2018. He previously served as our Senior Vice President, Finance since May 2017, and from time to time as our Chief Accounting Officer for brief, interim periods. Before joining us, Mr. Sragovicz served as Treasurer of Encore Capital Group from 2011 to 2017, where he was responsible for global capital raising, foreign exchange risk management and cash management. Mr. Sragovicz has also held capital markets, finance, and treasury management positions with KPMG, Union Bank of California / MUFG and Bank of America Merrill Lynch. Mr. Sragovicz is the Director of the Yale Alumni Schools Committee in San Diego and previously sat on the board of Congregation Adat Yeshurun. Mr. Sragovicz is a graduate of Yale University with a Bachelor of Arts degree in Soviet and Eastern European Studies, with a concentration in Economics.

Gary M. Katz. Mr. Katz joined us as Senior Vice President, Asset Management in 2010. He has worked in the commercial real estate industry for over 30 years and has held positions with Legacy Partners, Lincoln Property Company, Kemper Real Estate Management Company, Bedford Properties, and Meyer Investment Properties. Prior to joining us, Mr. Katz served in senior acquisition, leasing, asset management, and development roles for Westcore Properties from 2001 to 2009 and was responsible for real estate transactions throughout the western United States. Mr. Katz is actively involved with NAIOP, a commercial real estate education and advocacy organization. He was a member of the NAIOP Corporate (National) Board, formerly served as president of the San Diego Chapter and currently serves on the Board of Directors and as Treasurer of the San Diego Chapter. He also sits on the San Diego Charitable Real Estate Foundation’s Board of Directors. Mr. Katz holds a Bachelor of Arts degree in Economics from University of California San Diego.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by the Company’s named executive officers for the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total

Jack K. Heilbron	2020	$375,137	$218,662	$—	$87,837	$681,636
Chairman of the Board,	2019	$350,595	$120,300	$115,000	$49,571	$635,466
President and CEO

Larry G. Dubose	2020	$150,000	$165,912	$15,000	$34,678	$365,590
President, NetREIT Advisors,	2019	$90,000	$56,454	$135,000	$33,387	$314,841
LLC and Dubose Advisors, LLC; CFO, NetREIT Dubose Model Home REIT, Inc.; and Director

Adam Sragovicz	2020	$265,447	$81,748	$50,000	$28,864	$426,059
Chief Financial Officer	2019	$248,081	$273,975	$52,500	$26,752	$601,308

Gary M. Katz	2020	$265,447	$131,782	$—	$28,864	$422,054
SVP, Asset Management	2019	$248,081	$61,275	$40,000	$23,567	$372,923

(1)

The amounts shown represent the aggregate grant date fair value of awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718. This does not represent the compensation expense recognized for the fiscal years shown for financial statement reporting purposes. The value of non-vested shares granted in 2020 and 2019 was calculated based on the offering price of the shares in the most recent private placement offering, adjusted for stock dividends since granted and assumed selling costs, as well as with periodic adjustments based on comparable market valuations, which management believes approximated fair market value as of the date of grant (well before the shares of the Company’s stock started publicly trading in October 2020). The value of stock received in lieu of approximately two times cash bonus is reported based on the closing price of the Company’s stock on date of issuance.

(2)

Bonuses shown for 2020 were paid as follows: The cash component of bonuses were paid in December 2020 and/or January 2021 (unless there was an election to defer payment); each named executive officer elected to accept all or a portion of his cash bonus earned in the form of stock equivalent to approximately two times cash and such stock, which vested immediately, was issued in January 2021 and is shown as part of the amount in the Stock Awards column. Mr. Heilbron elected to defer $15,000 of his $50,000 cash bonus that he was awarded. Bonuses shown for 2019 were paid in January 2020. For 2019, Mr. Heilbron was awarded a bonus of $246,000, of which $115,000 was received in 2020 and the balance of $131,000 was waived or forfeited by Mr. Heilbron.

(3)	The following table sets forth the components of All Other Compensation included above (and excludes unlimited paid time off, which is only available to our executives):

Name	Year	Distributions Received on Stock	Matching Contributions to 401(k) Plan	Group Term Life Insurance Payments	Auto Allowance	Country Club	Medical Premiums	Total of Other Compensation

Jack K. Heilbron	2020	$4,071	$19,605	$17,104	$7,148	$20,536	$19,373	$87,837
	2019	$5,855	$11,200	$17,626	$7,191	$7,699	—	$49,571
Larry G. Dubose	2020	$1,592	$8,060	$1,026	$12,000	—	$12,000	$34,678
	2019	$2,612	$6,466	$1,509	$12,000	—	$10,800	$33,387
Adam Sragovicz	2020	$1,648	$13,518	$1,698	—	—	$12,000	$28,864
	2019	$4,403	$9,923	$1,626	—	—	$10,800	$26,752
Gary M. Katz	2020	$509	$10,618	$1,698	—	—	$12,000	$24,825
	2019	$1,718	$9,923	$1,626	—	—	$10,300	$23,567

Employment Agreements

On October 18, 2017, we entered into a new employment agreement with Mr. Heilbron, which superseded his January 19, 2011 employment agreement. Pursuant to his employment agreement, Mr. Heilbron’s initial annual base salary was $333,900, subject to increase in the discretion of the Board or the Compensation Committee. Mr. Heilbron is also eligible to earn an annual bonus pursuant to our bonus plan for senior executives based on the achievement of targets and other objectives established by the Board or the Compensation Committee for each fiscal year. The employment agreement provides that Mr. Heilbron’s target annual bonus is up to 100% of his base salary. Mr. Heilbron is eligible to participate in all other incentive plans, savings and retirement plans, welfare benefit plans, practices, policies and programs, in each case, that are generally applicable to our senior executives. We also provide to Mr. Heilbron: (a) a supplemental life insurance policy on Mr. Heilbron’s life on terms and conditions agreed to between us and Mr. Heilbron, (b) use of an automobile at our expense, selected by our agreement with Mr. Heilbron, and (c) club dues for membership at a country club of Mr. Heilbron’s choosing.

Mr. Heilbron’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. Heilbron for “good reason” (each as defined in the employment agreement), then, subject to his execution and non-revocation of a release of claims, he will be entitled to receive the following payments and benefits:

◾

a lump-sum cash payment in an amount equal to the average of the annual bonuses received by Mr. Heilbron during the immediately preceding two years, payable within 10 days following the release effective date;

◾

for up to 12 months following Mr. Heilbron’s termination of employment, healthcare benefits for Mr. Heilbron and his eligible dependents which are substantially the same and at the same cost as the benefits provided to our currently active employees; and

◾

100% of the outstanding and unvested stock options, stock and other equity awards granted to Mr. Heilbron under our equity incentive plans (other than performance-based vesting awards, if any) will become immediately vested and exercisable in full effective as of the date of termination.

The employment agreement contains confidentiality covenants by Mr. Heilbron which apply indefinitely and non-competition covenants by Mr. Heilbron which apply during the term of his employment. The foregoing severance provisions under Mr. Heilbron’s employment agreement are substantially the same as the severance benefits to which he was entitled under his previous employment agreement.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding stock awards held by our named executive officers on the last day of our fiscal year ended, December 31, 2020.

	Stock Awards
Name	Grant Date	Number of Shares or Units that have not Vested (3)	Market Value of Shares or Units that have not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested
Jack K. Heilbron	1/02/2013 (1)	1,163	$4,419	—	—
	1/02/2014 (1)	1,745	$6,631	—	—
	1/02/2015 (1)	3,256	$12,373	—	—
	1/04/2016 (1)	4,070	$15,466	—	—
	1/03/2017 (1)	4,800	$18,240	—	—
	1/01/2018 (1)	9,008	$34,230	—	—
	1/01/2019 (2)	5,000	$19,000	—	—
	1/02/2020 (2)	11,667	$44,335	—	—

	Stock Awards
Name	Grant Date	Number of Shares or Units that have not Vested (3)	Market Value of Shares or Units that have not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested
Larry G. Dubose	1/02/2013 (1)	872	$3,314	—	—
	1/02/2014 (1)	1,047	$3,979	—	—
	1/04/2016 (1)	2,180	$8,284	—	—
	1/03/2017 (1)	2,625	$9,975	—	—
	1/01/2019 (2)	2,346	$8,915	—	—
	1/02/2020 (2)	6,850	$26,030	—	—
Adam Sragovicz	1/01/2019 (2)	11,388	$43,274	—	—
	1/02/2020 (2)	5,094	$19,357	—	—
Gary M. Katz	1/01/2019 (2)	2,547	$9,679	—	—
	1/01/2020 (2)	2,547	$9,679	—	—

(1)

Represents an award of shares of stock, of which 1/10th of the stock award will vest on December 31 of the year in which the award is granted and an additional 1/10th of the stock award will vest on each anniversary of such date thereafter, subject to the named executive officer’s continued employment.

(2)

Represents an award of shares of stock, of which 1/3rd of the stock award will vest on December 31 of the year in which the award is granted and an additional 1/3rd of the stock award will vest on each anniversary of such date thereafter, subject to the named executive officer’s continued employment.

(3)	Represents the number of unvested shares of stock as of December 31, 2020.
(4)

Market value has been calculated by multiplying the closing market price of our common stock at March 26, 2021 of $3.80 per share by the outstanding share of stock awards for each named executive officer.

Director Compensation

We compensate the directors with cash compensation and awards of stock. We do not have a written policy regarding director compensation. Our Compensation Committee meets at least annually to review, and determine and approve, as appropriate, director compensation for the next fiscal year, including cash and equity compensation, reimbursement for travel and related expenses, and similar matters. The Compensation Committee may also meet during the year, as appropriate, to discuss compensation matters such as grants of stock to our directors in connection with their services as chairs of Board of Directors committees, and related matters. If a director is also an employee of our Company, such director is not paid separate compensation for services rendered as a director.

The Compensation Committee recommended (and the Board of Directors approved) the restoration of the cash stipend of $10,000 for the first three quarters of 2020. For the fiscal year ending December 31, 2020, the Company paid director compensation as follows:

Name (1)	Fees earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
William H. Allen (5)	$10,000	$30,660	$670	$41,330
Jennifer A. Barnes (6)	$38,000	$25,550	$350	$63,900
David T. Bruen	$38,000	$25,550	$2,533	$66,083
Shirley Y. Bullard (5)	$38,000	$25,550	$2,204	$65,754
James R. Durfey	$38,000	$25,550	$350	$63,900
Kenneth W. Elsberry (5)	$38,000	$25,550	$5,224	$68,774
Laureen E. Ong (5)	$38,000	$25,550	$506	$64,056
Sumner J. Rollings	$38,000	$25,550	$2,575	$66,125

(1)

Messrs. Heilbron and Dubose are not included in this table as they are employees and do not receive compensation for their services as a director. Compensation paid for the services they provide to us as a director or consultant are reflected in the Summary Compensation Table. Mr. William H. Allen resigned effective February 14, 2020 and did not receive any cash compensation as a director. However, Mr. Allen did receive a one-time consulting fee in cash of $10,000 and an annual grant of stock in the first quarter of 2020, both of which are reflected above. In addition, the Board of Directors approved the accelerated vesting of certain stock at year-end 2020.

(2)

Each non-employee director received a cash stipend of $10,000 for each Board of Directors meeting attended in the first three fiscal quarters in 2020; the cash stipend was reduced temporarily to $8,000 for the fourth fiscal quarter of 2020. Amounts do not include reasonable out-of-pocket expenses (i.e., airfare, hotel, car rental, etc.) incurred by directors for which we reimburse in connection with attendance at Board of Directors and committee meetings. No such expenses were incurred by an non-employee director in 2020.

(3)

The amounts shown represent the aggregate grant date fair value of awards made during 2020, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used to determine the fair value of these awards, see Note 12 to the Financial Statements for the year ended December 31, 2020 included in our Form 10-K for such year. The stock awards vest annually in equal installments over a three-year period.

(4)	Amount represents distributions received in 2020 from unvested shares of our common stock held by each non-employee director.

(5)	Mr. Allen resigned from the Board of Directors effective February 14, 2020, and Ms. Bullard, Mr. Elsberry, and Ms. Ong resigned from the Board of Directors effective December 30, 2020.

(6)	Ms. Barnes joined the Board of Directors effective February 28, 2020.

As of December 31, 2020, our current non-employee directors held the following shares of unvested stock:

Name	Shares

Jennifer A. Barnes	2,333
David T. Bruen	3,375
James R. Durfey	2,333
Sumner J. Rollings	3,375

AUDIT COMMITTEE

General

The Audit Committee is comprised of Mr. Bruen (Chair), Ms. Barnes and Mr. Rollings, each of whom is “independent” within the meaning of the Nasdaq Rules, our director independence standards and the audit committee requirements of the SEC. The Board of Directors has determined that Mr. Bruen and Ms. Barnes each qualify as an “audit committee financial expert,” as defined by the SEC and that each member of the Audit Committee is “financially literate” under the Nasdaq Rules. The Audit Committee met five times during 2020.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee also shares responsibility for performing risk assessment. The Audit Committee is responsible for discussing with management the guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk.

The Audit Committee ensures that procedures have been established for the receipt, retention and treatment of complaints from our employees on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters or other potentially material risks.

The Audit Committee’s principal responsibilities include:

•	Assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices;

•	Reviewing and monitoring compliance with our code of ethics and conduct;

•	The ultimate authority over the appointment, retention, compensation, oversight and evaluation of the work of our independent registered public accounting firm;

•	Preparing the report that the SEC requires in our annual proxy statement; and

•	The selection, approval and engagement of our independent registered public accounting firm, including approving any special assignments given to the independent accounting firm and reviewing:

•	The independence of the independent registered public accounting firm;

•	Any audit and non-audit services to be performed by the independent registered public accounting firm;

•	Our guidelines and policies with respect to risk assessment and risk management; and

•	Our compliance with legal and regulatory requirements.

The Audit Committee responsibilities are more fully described in its charter, which is available on our website at www.PresidioPT.com.

In determining whether to appoint or reappoint the independent registered public accounting firm as our independent auditor, the Audit Committee takes into consideration a number of factors, including audit fees, the expertise of the lead audit partner with respect to real estate and, specifically REITs, the length of time the firm has been engaged by us, the quality of the Audit Committee’s ongoing discussions with its independent registered public accounting firm and an assessment of the professional qualifications, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports relating to our independent registered public accounting firm and past performance of the firm’s lead audit partner responsible for our audit. The Audit Committee has also been involved in the selection of the lead audit partner.

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the preparation of the financial statements as well as executing the financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for assisting the Board of Directors in overseeing the conduct of these activities by the Company’s management and the independent auditors.

The Audit Committee, with respect to the audit of the Company’s 2020 consolidated financial statements, reports as follows:

•

The Audit Committee and the Company’s management met with Baker Tilly US, LLP (our independent registered public accounting firm, which effected a business combination with Squar Milner LLP in November 2020), in advance of the 2020 audit to discuss the annual audit planning. The discussions included identifying critical audit areas, accounting and reporting controls and the overall audit approach.

•	The Audit Committee has reviewed and discussed the audit of the financial statements, for the year ended December 31, 2020, with Baker Tilly US, LLP and with the Company’s management.

•

The Audit Committee has discussed with Baker Tilly US, LLP the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from Baker Tilly US, LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Baker Tilly US, LLP their independence from the Company. The Audit Committee has also considered whether Baker Tilly US, LLP’s other non-audit services to the Company are compatible with maintaining Baker Tilly US, LLP’s independence.

•

Following discussions and a complete review of the financial statements, the Audit Committee approves and authorizes for filing, the financial report filings (Forms 10-K and 10-Qs) prior to the Company’s management filing of these financial statements with the SEC. Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for filing with the SEC.

During the year ended December 31, 2020, Baker Tilly US, LLP served as our independent auditor and (through Squar Milner, LLP before they combined) has continuously served in that capacity since 2009. The Audit Committee has the right, however, to select a new auditor at any time in the future in its discretion if it deems the change would be in our best interests. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Submitted on April 2, 2021 by the members of the Audit Committee of the Board of Directors.

      David T. Bruen, Chair

Jennifer A. Barnes

Sumner J. Rollings

The above report of the Audit Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

Audit Fees

The following table presents fees for professional services rendered by Baker Tilly US, LLP (and Squar Milner LLP before the two firms combined) for fiscal years 2020 and 2019:

	2020	2019
Audit fees[1]	$153,460	$167,940
Audit-related fees[2]	85,780	—
Tax fees	—	—

Total fees	$239,240	$167,940

[1]	Audit fees represent aggregate fees billed for professional services in connection with our annual audit of our consolidated financial statements and reviews of our quarterly reports on Form 10-Q.

[2]

Audit-related fees represent fees for assurance and related services reasonably related to the audit and/or review of financial statements, such as audits required in connection with property acquisitions, certain additional services associated with accessing the capital markets, including reviewing registration statements and amendments thereto, the issuance and preparation of comfort letters and consents, and/or other accounting-related services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that it generally must pre-approve all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee reviews and approves these fees in advance, taking into consideration the quality and timing of service and the competitiveness of the fees charged. The Audit Committee believes that audit independence has not been impaired as a result of the non-audit services provided, if any.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 29, 2021, relating to the beneficial ownership of shares of our common stock by (1) each director and named executive officer named in the Summary Compensation Table, and (2) all executive officers and directors as a group. We are not aware of any persons who beneficially own more than 5% of our outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Name of Beneficial Owner	Number of Shares of Series A Common Stock		% of Total Outstanding Shares (1)
Jennifer A. Barnes	11,617	(2)	*
David T. Bruen	35,418	(3)	*
Larry G. Dubose	115,214	(4)	1.16%
James R. Durfey	11,617	(5)	*
Jack K. Heilbron	206,369	(6)	2.09%
Gary M. Katz	83,747	(7)	*
Sumner J. Rollings	45,829	(8)	*
Adam Sragovicz	58,852	(9)	*
All current directors and executive officers as a group (8 people)	568,663		5.75%

*	Less than 1%.

(1)

Assumes 9,895,051 shares of Series A Common Stock, $0.01 par value per share (“Series A Common Stock”), of the Company issued and outstanding as of March 29, 2021. Beneficial ownership includes shares of unvested stock that vest annually during the years ending December 31, 2021 through December 31, 2027.

(2)	Includes 10,450 shares are unvested stock that are scheduled to become fully vested by December 31, 2023.
(3)	Includes 13,465 shares of unvested stock that are scheduled to become fully vested by December 31, 2023.
(4)	Includes 41,894 shares of unvested stock that are scheduled to become fully vested by December 31, 2026.
(5)	Includes 10,450 shares are unvested stock that are scheduled to become fully vested by December 31, 2023.

(6)

Of these shares: (i) 5,792 shares are held by Puppy Toes, Inc. and its subsidiaries (including Centurion Counsel, Inc.), of which Mr. Heilbron is the controlling shareholder, (ii) 10,007 shares are held by Mr. Heilbron’s spouse, and (iii) 75,709 shares are unvested stock that are scheduled to become fully vested by December 31, 2027.

(7)	Includes 24,574 shares of unvested stock that are scheduled to become fully vested by December 31, 2023.
(8)	Of these shares: (i) 2,677 shares are held by Mr. Rollings’ spouse, and (ii) 11,492 shares are unvested stock that are scheduled to become fully vested by December 31, 2023.
(9)	Includes 35,962 shares of unvested stock that are scheduled to become fully vested by December 31, 2023.

Related Party Transactions

In the last two fiscal years, there have been no transactions in which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Our Audit Committee reviews and approves all related party transactions that management has determined are required to be disclosed in the audited financial statements.

Indemnification of Our Directors and Officers in Our Charter and Bylaws

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

◾	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

◾

any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We have entered into indemnification agreements with each of our named executive officers and directors whereby we agree to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Baker Tilly US, LLP (the firm which Squar Milner, LLP combined into effective November 1, 2020) as our independent auditor to audit our financial statements for the year ending December 31, 2021. A representative of Baker Tilly US, LLP may be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative, if present, will be available to respond to appropriate questions from our stockholders.

Although it is not required to do so, our Board is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment.

In the event stockholders fail to ratify the appointment, our Audit Committee will reconsider whether to retain our independent registered public accounting firm at its next scheduled meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL 3

PROPOSAL TO AMEND OUR CHARTER

TO AUTHORIZE BLANK CHECK COMMON STOCK

Description of Proposal

The Board of Directors has declared advisable and recommends to the stockholders an amendment (“Charter Amendment”) to the charter of the Company to provide the Board with the power to reclassify any unissued shares of common stock from time to time into one or more classes or series of stock having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as determined by the Board. The full text of the Charter Amendment is set forth in the Articles of Amendment attached hereto as Appendix A and is incorporated by reference herein.

The current charter of the Company grants the Board the power to classify any unissued shares of preferred stock, par value $0.01 per share (“preferred stock”), of the Company into one or more classes or series of stock having such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as determined by the Board. However, when the Company moved its jurisdiction of incorporation from California to Maryland in 2010, the charter omitted a similar power for the Board to reclassify shares of common stock. From time to time, the Company has relied on the existing charter provisions to classify undesignated shares of preferred stock into classes and series of common stock and preferred stock. However, the ability to only classify and reclassify shares of preferred stock has resulted in the Company having only 1,000,000 shares of undesignated preferred stock currently authorized under the charter and 9,000,000 shares of Series C common stock, which Series C common stock the Company has no intention of issuing following the Company’s initial public offering of shares of Series A common stock in October 2020.

Purpose and Effect of Amendment

The principal purpose and effect of the Charter Amendment is to provide the Board with additional flexibility in the management of the Company’s capitalization and financing. The ability to reclassify common stock into other classes or series of stock, generally referred to as “blank check” common stock, is a well-recognized and commonly-employed financing tool that could be used by us, instead of debt or currently available shares of preferred stock, to raise capital for future acquisitions or other business purposes. Having the flexibility to issue the full range of securities, including new classes or series of common stock, preferred stock, debt and other securities, is crucial to ensuring that the Company can competitively finance future acquisitions and other business needs with the same tools employed by our competitors. The issuance of new classes or series of stock may, depending on market conditions, provide the Company with a lower cost of capital than alternative means of financing, which, in turn, can positively affect earnings available to our stockholders.

The overwhelming majority of publicly-traded REITs have the authority to issue blank check common and preferred stock, and a significant number of these REITs have issued multiple classes or series of stock. By way of example, the following REITs, among many others, have blank check common stock authorized under their charters:

Acadia Realty Trust	CyrusOne, Inc.	Federal Realty Investment Trust
Alexandria Real Estate Equities, Inc.	Digital Realty Trust, Inc.	Hudson Pacific Properties, Inc.
Arbor Realty Trust, Inc.	Extra Space Storage Inc.	STORE Capital Corporation
Corporate Office Properties Trust	Franklin Street Properties Corp.	UDR, Inc.

The foregoing list includes industry-leading REITs. In competing for property acquisitions, the acquiror’s cost of capital is a critical element to success. As a result, we may be at a potential competitive disadvantage to other REITs due to our inability to reclassify common stock into other classes or series of stock as an additional financing tool to achieve the lowest possible overall cost of capital, particularly should the Company exhaust the available 1,000,000 undesignated shares of preferred stock currently authorized under the charter. Moreover, in order for the Company to maintain its qualification as a REIT under the Code, we must distribute annually at least 90% of our REIT taxable income. Therefore, the Company (like all REITs) must regularly access the capital markets to finance its growth since it is generally unable to do so by retaining earnings. As a result, due to the capital intensive nature of the REIT industry, having the ability to reclassify and issue new classes or series of stock is an important financing tool for many REITs.

If Proposal 3 is approved by the Company’s stockholders, then the Company will file the Articles of Amendment containing the text of the Charter Amendment set forth in Appendix A to this Proxy Statement for record with the State Department of Assessments and Taxation of Maryland, which we expect to occur promptly after the Annual Meeting. In addition, the Company intends to reclassify the 9,000,000 shares of Series C common stock into undesignated shares of preferred stock and 1,000 shares of Series B common stock into shares of Series A common stock promptly following the filing of the Articles of Amendment containing the Charter Amendment. Following such reclassifications, the Company would have 110,001,000 shares of stock authorized under the charter, consisting of (i) 100,001,000 shares of Series A common stock and (ii) 10,000,000 shares of preferred stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR approval of the Charter Amendment described in this Proposal 3.

OTHER BUSINESS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and at the time of preparation of this Proxy Statement knows of no other business to be presented. If any other matters are properly brought before the meeting or at any postponement or adjournment thereof, the appointed proxies will vote all proxies on such matters in accordance with their discretion.

Other Information Regarding the Company’s Proxy Solicitation

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

In accordance with Rule 14a-8 under the Exchange Act, to be considered for inclusion in the proxy statement relating to the Company’s 2021 Annual Meeting, stockholder proposals must have been received no later than February 26, 2021. Our Secretary has not received any valid notice of any such matter to be presented by a stockholder at our Annual Meeting.

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2022 Annual Meeting must be received by our Company by December 16, 2021. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. To be considered for presentation at the 2022 Annual Meeting, although not included in the Company’s proxy statement, proposals, under our current Bylaws, must generally be received no earlier than November 16, 2021 nor later than 5:00 P.M., Pacific Time on December 16, 2021 and must be submitted in accordance with the requirements of our current Bylaws. Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting. If a proposal is received on time, the proxies that management solicits for such meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary of the Company at 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.

ANNUAL REPORT ON FORM 10-K

Company stockholders will receive in the mail or be able to view the Proxy Statement and Annual Report over the Internet at www.proxyvote.com by following the instructions provided in your Notice of Availability of Proxy Materials or by going to the website www.proxydocs.com/SQFT and following the instructions. The Annual Report contains important information about the Company and its financial condition that is not included in the Proxy Statement. If you prefer a paper copy of the proxy materials, you may request one by calling 1-866-249-5360.

BY ORDER OF THE BOARD OF DIRECTORS,

Ann T. Nguyen
General Counsel and Secretary
San Diego, California
April 2, 2021

APPENDIX A

PRESIDIO PROPERTY TRUST, INC.

ARTICLES OF AMENDMENT

Presidio Property Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by adding the following sentence at the end of Section 6.2 of Article VI:

“The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as determined by the Board of Directors.”

SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as hereinabove set forth.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law is not changed by the foregoing amendment of the charter.

FIFTH: These Articles of Amendment shall become effective at 4:00 p.m., Eastern Time, on ________, 2021.

SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this __ day of ______________, 2021.

ATTEST:	PRESIDIO PROPERTY TRUST, INC.

	By:	(SEAL)
Name: Ann T. Nguyen	Name: Jack K. Heilbron
Title: Secretary	Title: President and Chief Executive Officer

A-2

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/SQFT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-249-5360 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/SQFT Presidio Property Trust, Inc. Annual Meeting of Stockholders For Stockholders as of record on April 01, 2021 TIME: Thursday, May 27, 2021 08:30 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SQFT for registration and more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jack K. Heilbron and Ann T. Nguyen (collectively, “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Presidio Property Trust, Inc. which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof and hereby revokes any proxy heretofore given with respect to such meeting. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Presidio Property Trust, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. Election of Directors 1.01 Jennifer A. Barnes 1.02 David T. Bruen 1.03 Larry G. Dubose 1.04 James R. Durfey 1.05 Jack K. Heilbron 1.06 Sumner J. Rollings 2. Ratification of the appointment of Baker Tilly US, LLP (successor to Squar Milner LLP following their combination) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Amendment to the Company’s charter to provide for “blank check” common stock. 4. The transaction of such other business as may properly come before the meeting. BOARD OF DIRECTORS YOUR VOTE RECOMMENDS FOR WITHHOLD FOR FOR FOR FOR FOR FOR FOR FOR FOR AGAINST ABSTAIN You must register at www.proxydocs.com/SQFT to attend the meeting online and/or participate Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date